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                                                                   Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Rocky Shoes & Boots, Inc. on Form S-8 of our reports dated March 18, 2003, appearing in the Annual Report on Form 10-K of Rocky Shoes & Boots, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio

July 31, 2003